Exhibit 35 a)

[Aurora Loan Services Logo]

Depositor: Structured Asset Securities Corporation
745 Seventh Avenue, 8th Floor
New York, NY 10019

Trustee: US Bank, N.A.
One Federal Street, 3rd Floor
Boston, MA 02110

Securities Administrator:

Subject: Annual Officer's Certification
Fiscal Year: 2006
Securitization: FFMLT 2006-FF10
I, E. Todd Whittemore, the undersigned, a duly authorized officer of Aurora Loan Services LLC (the "Master
Servicer"), do certify the following for the Calendar Year 2006:
1. A review of the activities of the Master Servicer during the preceding calendar year (or portion thereof) and of its performance under the Agreement for such period has been made under my supervision.
2. To the best of my knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under the Agreement in all material aspects throughout 2006 (or applicable portion thereof), or, if there has been a failure to fulfill any such obligation in any material respect, I have specifically identified to the Depositor, and the
Trustee each such failure known to me and the nature and status thereof, including the steps being taken by the
Master Servicer to remedy such default.
Certified by: AURORA LOAN SERVICES LLC
By: /s/ E. Todd Whittemore
Name: E. Todd Whittemore
Title: Executive Vice President
Exhibit 35 b)
[HOME LOAN SERVICES LOGO]
FORM OF ANNUAL OFFICER'S CERTIFICATE
March 1, 2007

Aurora Loan Services LLC
Attention: Jerald W. Dreyer, FFMLT2006-FF1O
327 Inverness Drive South, 3rd Fl.
Englewood, CO 80112
Structured Asset Securities Corp.
745 Seventh Avenue, 7th Fl.
New York, NY 10019
Lehman Brothers Holdings, Inc.
Attn: Manager. Contract Finance, FFMLT 2006-FF1O
745 Seventh Avenue, 7th Fl.
New York, NY 10019
U.S. Bank National Association
Attn: Diana Kenneally
One Federal Street, 3rd Floor
Boston, MA 02110
RE: Annual officer's certificate delivered pursuant to Section 5.05 of that certain securitization servicing agreement, dated as of June 1, 2006 (the "Agreement"), by and among Lehman Brothers Holdings Inc., Home Loan Services,
Inc., f/k/a National City Home Loan Services, Inc., as servicer (the "Servicer") and Aurora Loan Services LLC, as master servicer, and acknowledged by U.S. Bank National Association, as Trustee, relating to the issuance of the
First Franklin Mortgage Loan Trust Mortgage Pass-Through Certificates, Series 2006-FFIO
Steven A. Baranet, the undersigned, a duly authorized Vice President of the Servicer, does hereby certify the following for the 2006 ending on December 31, 2006:
1. A review of the activities of the Servicer during the preceding calendar year (or portion thereof) and of its performance under the Agreement for such period has been made under my supervision.
2. To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the
Agreement in all material respects throughout such year (or applicable portion thereof), or, if there has been a failure to fulfill any such obligation in any material respect, I have specifically identified to the Master Servicer, the
Depositor and the Trustee each such failure known to me and the nature and status thereof, including the steps being taken by the Servicer to remedy such default.
Certified By:
/s/ Steven A. Baranet
Name: Steven A. Baranet
Title: Vice President
Relevant Servicing Criteria
Servicing Criteria
Home Loan
Services,
Inc.
Reference Criteria
General Servicing Considerations
I 122(d)(1)(i)
Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.
X
I 122(d)(l)(L)
If any material servicing activities am outsourced to third parties, policies and procedures am instituted to monitor the third party's performance and compliance with such servicing activities.
X
1 122(cl)(1)(ii)
Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
N/A
I 122(d)(IXiv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
I 122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
I 122(d)(2Xii)
Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.
X
II 22(d)(2)(ili)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
I 122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of
overcollateralization, are separately maintained (e .g., with respect to commingling of cash) as set forth in the transaction agreements.
X
I 122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion,
"federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution
that meets the requirements of Rule l3k-1(b)(1) of the Securities Exchange Act
X
II 22(d)(2)(vi) Unissued checks are safeguarded so as to prevent unauthorized access. -
Servicing Criteria
Home Loan
Services,
Inc.
Reference Criteria
1 122(d)(2)(vfl)
Reconciliations me prepared on a monthly basis for all asset- backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A> mathematically accurate; (B> prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and
(0) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X
Investor Remittances and Reporting
I 122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable
Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
A B & D
11 22(d)(3)(ii)
Amounts due to investor me allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.
x
1 122(d)(3)(iii)
Disbursements made to an investor me posted within two business days to the
Servicer's investor records, or such other number of days specified in the transaction agreements.
x
I 122(d)(3)(iv)
Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.
x
Pool Asset Administration
1 122(d)(4)(i)
Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.
X
I 122(d)(4)(ii)
Mortgage loan and related documents are safeguarded as required by the transaction agreements
N/A
II 22(d)(4)(iii)
Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
x
Servicing Criteria
Home Loan
Services,
Inc.
Reference Criteria
11 22(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
I 122(d)(4)(v)
The Servicer's records regarding the mortgage loans agree with the Servicer's records with respect to an obligor's unpaid principal balance.
X
I 122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
I
122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X
I
122(d)(4Xviij)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporarily
(e.g., illness or unemployment).
X
I 122(d)(4)(ix)
Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.
X
II 22(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A)
such finds are analyzed, in accordance with the obligor's mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws: and (C)
such funds are returned to the obligor within 30 calendar days of fill repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
X
Servicing Criteria
Ho me Loan
Services,
Inc.
Reference Criteria
1
122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
N/A
Unction
Participant
1
122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.
N/A
Servicing
Function
Participant
I
122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the servicer, or such other number of days specified in the transaction agreements.
X
11
22(d)(4)(xiv)
Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.
X
11
22(d)(4)(xv)
Any external enhancement or other support, identified in Item 11 14(a)(I)
through(s) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.